Exhibit 5

LAW OFFICES OF
HAROLD P. GEWERTER, ESQ., LTD.
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                                                        Harold P. Gewerter, Esq.


                                  July 11, 2013


Board of Directors
Tenaya Acquisitions Company
1930 Village Center Circle #3-201
Las Vegas, NV 89134

Re: Registration Statement on Form S-1 for Tenaya Acquisitions Company, a Nevada Corporation (the "Company")

Dear Ladies and Gentlemen:

     This opinion is submitted pursuant to the applicable rules of the Securities and Exchange Commission with respect to the registration of 3,000,000 shares for public sale of the Company's common stock, $.001 par value, to be sold by the issuer.

     In connection therewith, I have examined and relied upon original, certified, conformed, Photostat or other copies of the following documents:

     i.   The Certificate of Incorporation of the Company;
     ii.  The Registration Statement and the Exhibits thereto; and
     iii. Such other documents and matters of law, as I have deemed necessary for the expression of the opinion herein contained.

     In all such examinations, I have assumed the genuineness of all signatures on original documents, and the conformity to the originals or certified documents of all copies submitted to me as conformed, Photostat or other copies. In passing upon certain corporate records and documents of the Company, I have necessarily assumed the correctness and completeness of the statements made or included therein by the Company, and I express no opinion thereon. As to the various questions of fact material to this opinion, I have relied, to the extent I deemed reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to me by the Company, without verification except where such verification was readily ascertainable.



                5536 S. Ft. Apache #102, Las Vegas, Nevada 89148
              Telephone: (702) 382-1714 * Facsimile: (702) 382-1759
                          Email: harold@gewerterlaw.com

Re: Tenaya Acq.
July 11, 2013
Page 2


     Based on the foregoing, I am of the opinion that the Shares will upon the effectiveness of the registration and the issuance of the shares be duly and validly issued, duly authorized and are fully paid and non-assessable.

     This opinion is limited to the laws of the State of Nevada and federal law as in effect on the date of the effectiveness of the registration statement, exclusive of state securities and blue-sky laws, rules and regulations, and to all facts as they presently exist.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name under the caption "Interests of Named Experts and Counsel " in the prospectus comprising part of the Registration Statement.


                               Sincerely yours,

                               HAROLD P. GEWERTER, ESQ., LTD.


                               /s/ Harold P. Gewerter, Esq.
                               -------------------------------------
                               Harold P. Gewerter, Esq.




                5536 S. Ft. Apache #102, Las Vegas, Nevada 89148
              Telephone: (702) 382-1714 * Facsimile: (702) 382-1759
                          Email: harold@gewerterlaw.com